UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 21, 2007

United States Steel Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA		15219-2800
(Address of principal executive offices)		(Zip Code)

(412) 433-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

United States Steel Corporation (the “Corporation”) and The Bank of New York, as trustee (the “Trustee”), entered into an Indenture dated as of May 21, 2007 (the “Indenture”) the form of which was submitted as Exhibit 4.3 to the Corporation’s Registration Statement on Form S-3 filed on March 5, 2007 (File No. 333-141080).

A copy of the Indenture is attached as Exhibit 4.1 to this Form 8-K.

The Corporation and the Trustee entered into a First Supplemental Indenture dated as of May 21, 2007 (the “Supplemental Indenture”).  The Supplemental Indenture provides for the issuance and sets forth the terms (such as mandatory and optional redemption) of: the Corporation’s 5.65% Senior Notes due 2013, the Corporation’s 6.05% Senior Notes due 2017 and the Corporation’s 6.65% Senior Notes due 2037.  The Supplemental Indenture also contains covenants regarding limitations on liens and sale-leasebacks and the purchase of the notes upon a change of control as well as other customary provisions.

A copy of the First Supplemental Indenture is attached as Exhibit 4.2 to this Form 8-K.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 21, 2007, the Corporation consummated the issuance and sale of $300,000,000 principal amount of the Corporation’s 5.65% Senior Notes due 2013, $450,000,000 principal amount of the Corporation’s 6.05% Senior Notes due 2017 and $350,000,000 principal amount of the Corporation’s 6.65% Senior Notes due 2037 pursuant to the terms of the Indenture and the Supplemental Indenture.  The material terms of the notes are set forth in the notes and in the Indenture and the Supplemental Indentures.

Copies of the notes are attached as Exhibits 4.3, 4.4 and 4.5.

Item 9.01  Financial Statements and Exhibits

(d)         Exhibits

4.1	Indenture dated May 21, 2007.

4.2	First Supplemental Indenture dated May 21, 2007 to Indenture dated as of May 21, 2007.

4.3	5.65% Senior Notes due 2013

4.4	6.05% Senior Notes due 2017

4.5	6.65% Senior Notes due 2037

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Larry G. Schultz
Larry G. Schultz
Vice President & Controller

Dated: May 22, 2007